UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 000-52545

Date of Report: September 16, 2008

DENALI CONCRETE MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	88-0445167
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

251 Jeanell Drive, Suite 3, Carson City, Nevada	89703
(Address of principal executive offices)	(Zip Code)

702-234-4148
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 21, 2008 Denali Concrete Management, Inc. (“Denali”) signed a Letter of Intent (“LOI”) with ZZPartners, Inc. (“ZZP”), a Nevada corporation.  A copy of the LOI was filed as Exhibit 10.1 to Denali’s Current Report on Form 8-K filed with the SEC on July 23, 2008, and is incorporated herein by reference.

On September 15, 2008, the parties entered into Amendment No. 1 to the Letter of Intent (the “Amendment”), pursuant to which they agreed to extend the closing date from August 31, 2008 to October 15, 2008, in consideration of which ZZP agreed to place an additional $25,000 in escrow to be paid to Denali at closing.  Completion of the Agreement and closing of the transaction, which is planned to occur prior to October 15, 2008, is subject to further due diligence by each party, the negotiation and execution of the Agreement, and other customary and negotiated pre- closing conditions.  The escrowed amounts are subject to forfeiture by ZZP if closing does not occur due to ZZP’s inability to close under certain circumstances.

A copy of the amendment is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits
10.1	Amendment 1 to the Letter of Intent for Share Exchange Agreement between Denali Concrete Management, Inc. and ZZPartners, Inc. dated September 15, 2008. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denali Concrete Management, Inc.

Dated: September 15, 2008	By: /s/ Mathew Rule, President